DESCRIPTION OF CAPITAL STOCK

     GENERAL

          The Restated Organization Certificate of North Side, effective upon the Conversion, authorized the issuance of up to 10,000,000 shares of Common Stock, $1.00 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share. Each share of Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock.

     COMMON STOCK

          DIVIDENDS. Subject to the limitations which are imposed by the Conversion Regulations, the holders of Common Stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of North Side out of funds legally available therefor.

          VOTING RIGHTS. Upon consummation of the Conversion, the holders of Common Stock will possess exclusive voting rights in North Side. Each holder of shares of Common Stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders. North Side's Restated Organization Certificate provides that stockholders will not be permitted to cumulate their votes for the election of directors.

          SPECIAL STOCKHOLDERS' MEETINGS. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President or the holders of a majority of the outstanding capital stock of North Side entitled to vote at the meeting.

          LIQUIDATION. In the event of any liquidation, dissolution, or winding up of North Side, the holders of Common Stock will be entitled to receive all assets of North Side available for distribution in cash or in kind after payment of all debts and liabilities of North Side (including all deposit accounts with accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and distributions with respect to any preferred stock outstanding.

          REDEMPTION. Holders of Common Stock will not be entitled to preemptive rights with respect to any shares of North Side which may be issued subsequent to the Conversion. The Common Stock will not be subject to call for redemption and under New York law cannot be redeemed. Upon receipt by North Side of the full specified purchase price therefor (less any Underwriters' discount applicable thereto), the Common Stock will be fully paid and nonassessable.

     PREFERRED STOCK.

          The preferred stock may be issued at such time after the Conversion and upon such terms as the Board of Directors of North Side may determine in its discretion. Although there is no present intention to issue any shares of preferred stock after the Conversion, any shares of preferred stock issued would generally entitle the holders thereof to priority over common stockholders with regard to the payment of dividends and any liquidation distributions. In addition, the preferred stockholders could be given certain voting rights which could adversely affect the voting power of common stockholders.

     TRANSFER AGENT

          The transfer agent for the Bank's Common Stock is American Stock Transfer Company, New York, New York.


     ANTI-TAKEOVER PROVISIONS

     PROVISIONS IN RESTATED ORGANIZATION CERTIFICATE AND BYLAWS

          The following discussion is a general summary of certain provisions of the Bank's proposed Restated Organization Certificate and bylaws which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and reference should be made in each case to the Restated Organization Certificate and bylaws, which are part of the Bank's application to the Superintendent.

          Although the Board of Trustees of North Side is not aware of any effort that might be made to obtain control of North Side after the Conversion, the Board of Trustees believes that it is appropriate to adopt certain provisions to the extent permitted by applicable regulations to protect the interests of North Side and its stockholders from any hostile takeover. In addition to the provisions described below, the Board of Trustees may adopt additional provisions of an anti-takeover nature in the future, although there is no specific intent to do so at this time. Such provisions, to the extent they involve amendments to the Restated Organization Certificate, would be subject to stockholder approval.

          DIRECTORS. Certain provisions of the Bank's Restated Organization Certificate and bylaws will impede changes in majority control of the Board of Directors. The Bank's Restated Organization Certificate provides that the Board of Directors of the Bank will be divided into three classes, with Directors in each class elected for three-year staggered terms. The Restated Organization Certificate provides that removal of a Director for cause, as defined, required the approval of not less than a majority of stockholders entitled to vote, and without cause, as defined, requires approval of not less than 75% of the stockholders entitled to vote. The bylaws also provided that vacancies not exceeding one-third of the Board, including vacancies created by an increase in the number of Directors, may be filled for the unexpired term by a majority vote of the Directors then in office. Finally, the bylaws impose certain restrictions on the nomination by stockholders of candidates for election to the Board of Directors.

          CALL OF SPECIAL MEETINGS.  The Restated Organization
     Certificate contains a provision which provides that a special meeting of stockholders may be called at any time by the President of the Bank, the Chairman of the Board of Directors, a majority of the Board of Directors, or upon the request of a majority of the outstanding capital stock.

          CUMULATIVE VOTING.  The Bank's Restated Organization
     Certificate denies cumulative voting rights in the election of Directors.

          AUTHORIZATION OF PREFERRED STOCK. The Restated Organization Certificate of the Bank authorized 5,000,000 shares of serial preferred stock, $1.00 par value. The Bank is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized, without stockholder approval, to fix the designations, powers, preferences, and relative participating, optional and other special rights of such shares, including voting rights (which could be multiple or as a separate class) and conversion rights. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that could impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. Such an issuance could also adversely affect the voting power of common stockholders. The Board of Directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the Board deems to be in the best interests of the Bank and its stockholders.

          LIMITATIONS ON ACQUISITIONS OF CONTROL. The Bank's Restated Organization Certificate prohibits any person (including an individual, company or group acting in concert), directly or indirectly, from offering to acquire or acquiring beneficial ownership of more than 10% of any class of equity security of the Bank for a period of three years from the consummation of the Conversion. These provisions would not apply to a transaction in which the Bank forms a holding company without change in respective beneficial ownership interest of its stockholders or to the purchase of shares by underwriters in connection with a public offering. Shares acquired in excess of these limitations would not be entitled to vote or to take other stockholder action or be counted in determining the total number of outstanding shares of voting stock in connection with any matter involving stockholder action.

          PROVISIONS RELATING TO AUTHORIZATION OF CERTAIN BUSINESS COMBINATIONS. Article XI of the Bank's Restated Organization Certificate requires, unless all stockholders are treated fairly and other conditions are met or unless otherwise approved by the Board of Directors, a supermajority stockholder vote requirement for certain "Business Combinations" (as defined) with or proposed by a "Related Person" (as defined). Under this provision, a Business Combination would have to comply with a number of specified conditions, including conditions designed to ensure that the Bank's stockholders receive a minimum price for their stock upon consummation of the Business Combination. Article XI will require the approval of the holders of 75% of the Bank's outstanding Voting Shares and an Independent Majority of Stockholders as a condition to specified Business Combinations with or proposed by a Related Person, except in cases in which the transaction (1) has been approved by a majority of the whole Board of Directors before the person involved became a Related Person, (2) has otherwise been approved by 75% of the Whole Board of Directors and by a majority of the directors who are not affiliated with the Related Person (defined as "Continuing Directors"), (3) is between the Bank and a subsidiary of the Bank and certain conditions are met, or (4) meets certain minimum price criteria and procedural conditions described below. If the Business Combination satisfies any one of these four exceptions, the normal requirements of applicable law, regulations and other provisions of the Restated Organization Certificate would apply.

          The term "Related Person" includes persons (other than the Bank and subsidiaries or employee benefit plans (including the trustees of such plans) of the Bank) directly or indirectly owning or having the right to acquire or vote more than 10% of the outstanding voting stock of the Bank.

          A "Business Combination" is defined to include the following transactions with, or proposed by, a Related Person: (a) a merger or consolidation of the Bank or any of its subsidiaries;
     (b) the sale or other disposition by the Bank or any of its subsidiaries of assets having an aggregate fair market value of more than 10% of the total consolidated assets of the Bank and its subsidiaries as of the end of the most recent fiscal year;
     (c) the issuance or transfer of stock or other securities of the Bank or any of its subsidiaries in exchange for cash or property (including stock or other securities) having an aggregate fair market value of more than 10% of the total consolidated assets of the Bank and its subsidiaries as of the end of the most recent fiscal year; (d) the adoption of any plan or proposal to liquidate or dissolve the Bank; (e) any reclassification of securities, recapitalization, consolidation or other transaction which has the direct or indirect effect of increasing the actual or potential voting power of a Related Person in any class or series of stock of the Bank or any of its subsidiaries; or (f) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

          Article XI requires the consideration being paid to the Bank's stockholders in a Business Combination not approved by the specified votes described above to be either cash or the same type of consideration used by the Related Person in acquiring the largest portion of the Bank's Voting Stock (defined as shares entitled to vote generally in the election of directors) that it previously acquired. The fair market value of any consideration other than cash would be conclusively determined by a majority of the Continuing Directors.

          In the case of cash payments to holders of Common Stock, the fair market value per share of such payments would have to be at least equal in value to the higher of (i) the highest per share price paid by the Related Person in acquiring any shares of the Bank's Common Stock, or (ii) the fair market value per share of Common Stock on the date the Business Combination is first proposed. Provision also is made for the amount to be paid to holders of Preferred Stock in the event the Bank has issued Preferred Stock.

          If consideration other than cash is used to satisfy the minimum price criteria, the fair market value of the property to be used is to be determined as of the date of consummation of the Business Combination. Article XI gives a majority of the Continuing Directors the power to determine the fair market value of any assets, securities or other property. As a result of these provisions, the Related Person may not be able to calculate the value of the non-cash consideration offered at the time the Business Combination is proposed and may not be able to determine with certainty if the minimum price criteria have been met. This potential uncertainly is likely to encourage the Related Person to negotiate in advance the terms of the proposed Business Combination with the Continuing Directors.

          It should be noted that under Article XI, the Related Person would be required to meet the minimum price criteria with respect to each class or series of the Bank's capital stock, whether or not the Related Person owned shares of that class or series prior to proposing the Business Combination. If the transaction did not involve the receipt of any cash or other property by the stockholders generally, such as a sale of assets or an issuance of the Bank's securities to a Related Person, then the minimum price criteria would not apply and either of the following would be required: (1) approval by 75% of the Voting Shares and by an Independent Majority of Stockholders, or (2) approval by 75% of the Whole Board of Directors and by a majority of the Continuing Directors.

          Additionally, the document sent to stockholders in connection with any Business Combination must contain a recommendation of the Continuing Directors as to the advisability of the proposed transaction and an opinion of an investment banking firm as to the fairness of the transaction to the stockholders.

          In the event the Related Person complies with the price and procedural requirements but seeks to take advantage of his or here position with the Bank in effecting a Business Combination, such as by receiving a loan from the Bank, approval by 75% of the Voting Shares and by an Independent Majority of Stockholder or approval by 75% of the Whole Board of Directors and by a Majority of the Continuing Directors would be required.

          For three years following the consummation of the Conversion, no amendment to Article XI may be made without (1) the affirmative vote of a majority of the Whole Board of Directors, including a majority of the Continuing Directors, and
     (2) the affirmative vote of 75% or more of the outstanding Voting Shares, voting separately as a class and an Independent Majority of Stockholders. However, if 75% of the Whole Board of Directors, including a majority of the Continuing Directors approves of such amendment, the vote required shall be that which is otherwise required by applicable law. Article XI shall expire after three years from the effective date of the Conversion unless it is readopted prior to such date by a majority vote of the outstanding Voting Shares.

          AMENDMENT TO RESTATED ORGANIZATION CERTIFICATE AND BYLAWS. Except with respect to Article XI described above, for three years following the consummation of the Conversion, amendments to the Restated Organization Certificate must be approved by the Bank's Board of Directors and also by 75% of the total votes eligible to be cast at a legal meeting, provided, however, that where 75% of the Board approves of the provision only a majority stockholder vote is required for adoption. Thereafter, amendments require two-thirds shareholder approval, unless approved or ratified by 75% of the Board, in which case only a majority stockholder vote is required.

          The Proposed bylaws may be amended by a majority vote of the Board of Directors or of the stockholders.

          PURPOSE AND ANTI-TAKEOVER EFFECTS OF THE BANK'S RESTATED ORGANIZATION CERTIFICATE AND BYLAWS. The Board of Trustees of the Bank believes that the provisions described above are prudent and will reduce the Bank's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by the Bank's Board of Directors. These provisions will also assist North Side in the orderly deployment of the Conversion proceeds during the initial period after the Conversion. The Board of Trustees believes these provisions are in the best interest of the Bank and its stockholders. In the Board's judgment, it is in the best position to determine the true value of the Bank and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board believes that it is in the best interests of the Bank and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board's view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Bank and where the transaction is in the best interests of all stockholders.

          A number of companies have recently been the subject of tender offers for or other acquisitions of less than all of their outstanding stock. In many cases, such purchases have been followed by business combinations in which the tender offeror or other purchaser has paid a lower price for the remaining outstanding shares than the price it paid in acquiring its original interest in the company and/or has made its payments in less desirable form. The Board believes that the stockholders who are "squeezed out" in such a second-step transaction often are not treated as fairly as stockholders who sold their shares earlier, yet have no opportunity to prevent or affect the terms of the business combination. Fear that such a second-step transaction may be on unfavorable terms also may cause stockholders to tender shares pursuant to an offer at a price which would otherwise not be acceptable to such stockholders. This "coercive" effect of tender offers providing for a less attractive second-step transaction can result in an acquisition of a company on terms which are not in the best interests of stockholders.

          Furthermore, the Board of Trustees of the Bank believes that substantial inequities can be imposed upon the remaining stockholders after a publicly-held company has come under the control of another person or company who then proceeds to combine the acquired company with another company the acquiror also controls. Because the acquiror controls both sides of the negotiations, the terms of such a business combination will not reflect arm's length bargaining, and thus may not assure fair treatment of the remaining stockholders. In connection with such a business combination, significant changes in the policies or management of the acquired company also may be effected.

          Federal securities laws and regulations applicable to certain business combinations generally govern the disclosure required to be made to stockholders in order to consummate business transactions, but do not assure stockholders that the terms of the business combination (i.e., what stockholders will receive for their shares) will be fair to them, or that they can prevent the business combination. In the case of some but not all business combinations, minority stockholders have the right to dissent from the transaction and to receive the fair or appraised value of their stock in cash. Exercise of this right, however, may involve significant expense, delay and uncertainty to the dissenting stockholders.

          Article XI is designed to help bridge these gaps in the protection afforded to minority stockholders by applicable law by requiring approval by 75% of the Voting Stock and an Independent Majority of Stockholders, approval by 75% of the Whole Board of Directors and by a Majority of the Continuing Directors, or compliance with conditions designed to achieve substantive fairness for minority stockholders to effect a Business Combination. Article XI would help prevent a purchaser who acquired control of the Bank from subsequently forcing minority stockholders to sell or exchange their shares for consideration in a less desirable form or at a lower price than that which the purchaser paid to acquire its controlling interest. Article XI also is structured to prevent a Related Person from self-dealing or otherwise taking advantage of its equity position in the Bank by using the Bank's resources to finance the proposed Business Combination or otherwise benefiting itself in a manner not available to all stockholders.

          By requiring a purchaser to pay stockholders a higher price for their shares and/or structure the transaction differently than otherwise would be the case, Article XI should increase the likelihood that a purchaser will negotiate directly with the Bank. Such negotiations will allow persons, including the Directors of the Bank not affiliated with the purchaser, the opportunity to evaluate the terms of the Business Combination, as well as other alternatives available to the Bank. The Directors' determination can be made without the threat that the purchaser will unilaterally impose a transaction on stockholders and, as discussed above, the threat of imminent removal from their positions as Directors. Accordingly, Directors will be able to consider acquisition proposals on their merits and to negotiate effectively on behalf of all stockholders.

          Although designed to encourage potential acquirors to negotiate with the Bank and to avoid tactics which may not treat all stockholders equally, Article XI may discourage tender offers and other acquisitions of the Bank's stock. The requirement that a subsequent Business Combination satisfy certain minimum price and procedural requirements also may make the acquisition of all of the Bank's stock too costly, and consequently may discourage acquisitions of large blocks of stock and delay or prevent a change in the management of the Bank. Adoption of these amendments could tend to reduce the temporary fluctuations in the market price of the Bank's stock which are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. The Board of Trustees, however, has concluded that the potential benefits of Article XI outweigh its possible disadvantages.